                                                                      Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                State or Jurisdiction
         Subsidiary                               of Incorporation
         ----------                             ---------------------

Roadway Express, Inc.                                   Delaware
       Roadway Express International, Inc.              Delaware
       TNL-Roadway SA de CV                             Mexico
       Roadway Express, B.V.                            Netherlands
       Roadway Express (Canada), Inc.                   Alberta
       Roadway Managed Return Services, Inc.            Ohio

Roadway Package System, Inc.                            Delaware
       Roadway Package System, Ltd.                     Canada
       Roadway Package System S.A. de C.V.              Mexico
       Roadway Telemarketing, Inc.                      Delaware

Roadway Global Air, Inc.                                Delaware
       Roadway Global Air International, Inc.           Delaware
       Roadway Global Air, S.N.C.                       France
       Roadway Global Air, Ltd.                         Hong Kong

Viking Freight, Inc.                                    California
       Viking Freight System, Inc.                      California
       Spartan Express, Inc.                            South Carolina
       Coles Express, Inc.                              Delaware
       Central Freight Lines Inc.                       Texas

Roadway Logistics Systems, Inc.                         Ohio
       ROLS Dedicated Transportation, Inc.              Delaware
       MediQuik Express, Inc.                           Ohio
       Pivot Systems, Inc.                              Delaware
       Pronto Express, Inc.                             Ohio
       ROLS Marketing Services, Inc.                    Delaware
       Warehouse Services, Inc.                         Delaware
       Roadway Logistics Systems (Canada), Ltd          Ontario

Roberts Transportation Services, Inc.                   Ohio
       Roberts Express, Inc.                            Ohio
       Roberts Express, B.V.                            Netherlands
       Roberts Express SARL                             France
       Roberts Express GmbH                             Germany
       North Coast Express, Inc.                        Ohio

Summit Information System, Inc.                         Ohio

Carrier Supplies, Inc.                                  Ohio

Roadway Tire Company                                    Ohio

Services Development Corporation                        Delaware

Circle Investment Co.                                   Delaware

Triangle Investment Co.                                 Delaware

Transport Financial Corporation                         Delaware

Roadway Services (Canada), (1991) Ltd.                  Canada

The Roadway Company (Europe), Inc.                      Delaware